Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Network Dealer Services Holding Corp. (the “Registrant”) on Form 10-Q/A for the period ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Joshua A. Griffin, President, and Paul D. Stevens, Chief Financial Officer, Vice President and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	September 15, 2010	By:	/s/Joshua A. Griffin
Joshua A. Griffin, President and Director

Date:	September 15, 2010	By:	/s/Paul D. Stevens
Paul D. Stevens Chief Financial Officer, Vice President, Treasurer and Director